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Exhibit 99.1

For Immediate Release	Contact:	Richard Wiley Samsonite Corporation Phone: (303) 373-6373

Samsonite Reports First Quarter Results

        DENVER, Colorado, June 10, 2003—SAMSONITE CORPORATION (OTC Bulletin Board: SAMC.OB) today reported revenue of $161.9 million, operating income of $10.4 million and net loss to common stockholders of $15.6 million, or $0.79 per share, for the quarter ended April 30, 2003. These results compare to revenue of $160.5 million, operating income of $2.5 million and net loss to common stockholders of $22.3 million, or $1.12 per share, for the first quarter of the prior year. First quarter results were helped by the strong Euro currency. In local currency, European sales declined by 10.0% from last year; Americas division sales declined by 9.8% from last year; and Asian sales increased 7.6%.

        Operating income for the prior year reflects an asset impairment charge of $0.3 million, a charge of $2.2 million for restructuring the Company's Mexico City facility and restructuring expenses of $2.6 million associated with the Company's restructuring activities. The accrual of preferred stock dividends in arrears of $11.6 million for the quarter is also reflected in the net loss to common stockholders.

        Adjusted EBITDA (earnings before interest expense, taxes, depreciation, amortization, and minority interest, adjusted for certain items management believes should be excluded in order to reflect recurring operating performance including restructuring charges and expenses), a measure of core business cash flow, was $14.8 million for the first quarter compared to $12.3 million for the first quarter of the prior year.

        Chief Executive Officer, Luc Van Nevel, stated: "The Company had a good quarter despite the slowdown in the European and U.S. economies and weak travel statistics. The cost saving restructuring initiatives undertaken over the past few years are enabling us to improve EBITDA on lower sales levels. As previously announced, the amendment to extend the Company's existing senior credit facility became effective on May 29, 2003. This will enable the Company to bridge our short-term working capital liquidity requirements until our recapitalization plan is funded during the third quarter, at which time the Company intends to execute a new long-term senior credit facility."

        Rick Wiley commented on the first quarter performance: "The end of the war in Iraq and the passage of the economic stimulus package in the U.S. are positive factors which will hopefully get the U.S. and European economies moving forward and accelerate the recovery of the travel industry."

        Addressing the Company's progress on its recapitalization plan, Mr. Van Nevel stated: "Our recapitalization plan continues to progress towards a third quarter closing. The progress made at the end of May in reaching agreement in principle with the PBGC was a very significant milestone toward completing the recapitalization. We are now in the process of preparing and filing all the various regulatory and public documents required."

        The recapitalization transaction remains subject to numerous other customary conditions, and no assurance can be given that these conditions will be satisfied or that the recapitalization will ultimately be consummated.

        Samsonite Corporation will hold a conference call with securities analysts to discuss first quarter operating results at 11:00 a.m. Eastern Daylight Time on Wednesday, June 11, 2003. Investors and interested members of the public are invited to listen to the discussion. The dial-in phone number is (877) 809-7599 in the U.S. and (706) 679-6135 for international calls, the conference name is Samsonite and the conference ID # is 1145827. The leader of the call is Luc Van Nevel. If you cannot attend this call, it will be played back through Wednesday, July 2, 2003. The playback number is (800) 642-1687 in the U.S. and (706) 645-9291 for international calls, and the conference ID # is 1145827.

        Samsonite is one of the world's largest manufacturers and distributors of luggage and markets luggage, casual bags, business cases and travel-related products under brands such as SAMSONITE®, AMERICAN TOURISTER®, LARK®, HEDGREN®, LACOSTE® and SAMSONITE® black label.

        A summary of the Company's calculation of Adjusted EBITDA, a reconciliation of Adjusted EBITDA to net cash provided by (used in) operating activities, and a summary of the Company's earnings (losses) under generally accepted accounting principles are attached as part of this release. The Company believes that disclosure of its operating earnings before interest, taxes, depreciation and amortization, as further adjusted to exclude goodwill and asset impairment charges and restructuring charges and expenses and to include realized currency hedge gains and losses ("Adjusted EBITDA"), provides useful information regarding the Company's ability to incur and service debt, but that it should not be considered a substitute for operating income or cash flow from operations determined in accordance with generally accepted accounting principles. Other companies may calculate EBITDA, or derivations thereof, in a different manner than the Company. Adjusted EBITDA does not take into consideration substantial costs and cash flows of doing business, such as interest expense, income taxes, depreciation, amortization, and restructuring charges and expenses, and should not be considered in isolation to or as a substitute for other measures of performance. Adjusted EBITDA, as calculated by the Company, also excludes extraordinary items, discontinued operations, minority interest in earnings of subsidiaries, certain items of other income and expense and senior redeemable preferred stock dividends. Adjusted EBITDA does not represent funds available for discretionary use by the Company because those funds are required for debt service, capital expenditures, working capital, and other commitments and obligations. Neither EBITDA nor Adjusted EBITDA is an accounting term used in generally accepted accounting principles.

        Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They can often be recognized by words such as "proposed," "may," "will," "anticipate," "believe," "estimate," "intend," "plan" and "expect" and similar expressions. Variations on those or similar words, or the negative of those words, may also indicate forward-looking statements. Forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors that may cause actual and future performance or achievements of the Company to be materially different from any future estimated results, performance or achievements express or implied by such forward-looking statements. These factors include, among others, the impact of the September 11 events on economic, political and public safety conditions that impact consumer confidence and spending and the possibility of additional terrorist attacks or related events; the spread of the SARS disease or other events which affect travel levels; armed conflicts in the Middle East and other regions; general economic and business conditions, including foreign currency exchange rate fluctuations; industry capacity; changes in consumer preferences; demographic changes; competition; changes in methods of distribution and technology; changes in political, social and economic conditions and local regulations; general levels of economic growth in emerging market countries; the loss of significant customers; completion of new product developments within anticipated time frames; changes in interest rates; and other factors that are beyond our control. More information on the risks, uncertainties and other factors affecting Samsonite Corporation may be obtained from the Company's filings with the United States Securities and Exchange Commission. Forward-looking statements are believed to be accurate as of the date of this release, and the Company undertakes no obligation to update or revise said statements as a result of future events.

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Samsonite Corporation Earnings and Adjusted EBITDA Summary
April 30, 2003 and 2002
(in thousands, except per share data)

	Three months ended April 30,
	2003	2002
Net revenue	$161,901	$160,489
Cost of goods sold	89,652	98,818

Gross profit	72,249	61,671
Selling, general and administrative expenses	61,510	56,309
Amortization of intangible assets	322	326
Asset impairment charge	—	300
Provision for restructuring operations	—	2,241

Operating income	10,417	2,495
Interest expense	(11,789)	(12,019)
Interest income and other income (expense), net	(224)	(1,586)

Loss before income taxes, and minority interest	(1,596)	(11,110)
Income tax expense	(2,177)	(1,253)
Minority interest in (earnings) loss of subsidiaries	(214)	249

Net loss	(3,987)	(12,114)
Redeemable preferred stock dividends and accretion of preferred stock discount	(11,631)	(10,181)

Net loss to common stockholders	$(15,618)	$(22,295)

Loss to common stockholders per share — assuming dilution	$(0.79)	$(1.12)

Weighted average shares outstanding	19,866	19,854

Summary of Adjusted EBITDA Calculation
Operating income	$10,417	$2,495
Depreciation expense	4,490	4,348
Amortization and impairment of intangible assets	322	326
Asset impairment and restructuring charges and expenses	—	5,137
Realized gains on foreign currency forward contracts	(386)	15

Adjusted EBITDA	$14,843	$12,321
Adjustments to reconcile Adjusted EBITDA to net cash provided by operating activities
Restructuring related expenses, not previously accrued	—	(2,596)
Cash provided (used) by changes in operating assets and liabilities	(4,805)	13,161
Non-cash operating additions (subtractions)
Amortization and write-off of debt issue costs and premium	509	509
Provision for doubtful accounts	—	305
Deferred income tax expense (benefit)	392	(412)
Pension and other post-retirement plan losses (gains)	219	(819)
Other, net	(260)	(333)
Income (expense) excluded from Adjusted EBITDA
Interest income	89	203
Interest expense	(11,789)	(12,019)
Income tax expense	(2,177)	(1,253)
Minority interest in earnings of subsidiaries	(214)	249
Other income (expense) items, net	(1,964)	(1,748)

Net cash provided by (used in) operating activities	$(5,157)	$7,568

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  Exhibit 99.1
Samsonite Corporation Earnings and Adjusted EBITDA Summary April 30, 2003 and 2002 (in thousands, except per share data)